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                            FOSTER PEPPER & SHEFELMAN



                                February 21, 1996



Board of Directors
Price/Costco, Inc.
999 Lake Drive
Issaquah, Washington  98027

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of unsecured notes in the principal amount of $500,000,000 (the "Debt Securities") of Price/Costco, Inc. (the "Company"), and specifically with respect to that certain Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of such registration, you have asked that we render certain opinions in connection with the issuance of the Debt Securities.

     In connection with the opinions expressed below, we have examined and are familiar with:

     (a) the form of Trust Indenture between the Company and American Bank National Association, as Trustee;

     (b) the resolutions of the Board of Directors of the Company pertaining to the authorization of the Debt Securities and to the Registration Statement and related matters adopted at a meeting of the Board on February 14, 1996;

     (c)  the Registration Statement; and

     (d) the Prospectus and the Prospectus Supplement filed as part of the Registration Statement.

     Based upon the foregoing examination, and after consideration of applicable law, it is our opinion that the Debt Securities to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, when sold and after receipt of payment therefor, will constitute a valid and binding obligation of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, solvency, reorganization and other laws of general applicability relating to

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Board of Directors
February 21, 1996
Page 2

or affecting the rights of creditors generally, and to general equity principles.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus Supplement included as part of the Registration Statement.

                                       Respectfully submitted,

                                       FOSTER PEPPER & SHEFELMAN

                                          /s/ David R. Wilson
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                                       David R. Wilson